QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

        Each of the undersigned, Aylwin B. Lewis, Chief Executive Officer and President of Sears Holdings Corporation (the "Company") and William C. Crowley, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 (the "Report").

        Each of the undersigned hereby certifies that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

Date: March 14, 2006
/s/ AYLWIN B. LEWIS Aylwin B. Lewis Chief Executive Officer and President
/s/ WILLIAM C. CROWLEY William C. Crowley Executive Vice President, Chief Financial Officer and Chief Administrative Officer

QuickLinks

CERTIFICATION Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002